EXHIBIT 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Gregory E. Abel, Chairman, President and Chief Executive Officer of Berkshire Hathaway Energy Company (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 2, 2014	/s/ Gregory E. Abel
Gregory E. Abel
Chairman, President and Chief Executive Officer
(principal executive officer)